EXHIBIT 32.2


   CERTIFICATION OF CHIEF ACCOUNTING OFFICER PURSUANT TO 18 U.S.C.SECTION 1350
          AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT


In connection with the Quarterly Report of Capco Energy, Inc. (the "Company") on Form 10-QSB for the quarterly period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Walton
C. Vance, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the periods indicated.



/s/ Walton C. Vance
-------------------
Walton C. Vance
Chief Accounting Officer


November 15, 2004